REGISTRATION NO. 333-187615

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

DUNKIN' BRANDS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4145825
( State or Other Jurisdiction	( I.R.S. Employer
of Incorporation or Organization )	Identification No. )
130 Royall Street
Canton, Massachusetts 02021
(Address, Including Zip Code, of Principal Executive Offices)

Dunkin' Brands, Inc. 401(k) Retirement Plan
(Full Title of the Plan)

Nigel Travis
Chief Executive Officer
Dunkin' Brands Group, Inc.
130 Royall Street
Canton, Massachusetts 02021
(781) 737-3000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:Craig E. Marcus, Esq.
Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000
(617) 951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

On March 29, 2013, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-187615) (the “Form S-8”) registering 150,000 shares of the Registrant’s common stock, par value $0.001 per share, to be issued under the Dunkin’ Brands, Inc. 401(k) Retirement Plan.

We are amending the Form S-8 to correct a clerical error in the consent of Deloitte Anjin LLC, the independent auditor for BR Korea Co., Ltd., the Registrant’s joint venture entity in Korea, which was filed as Exhibit 23.2 to the Form S-8. We have included as Exhibit 23.2 to this Post-Effective Amendment No. 1 to the Form S-8 the corrected version of the consent of Deloitte Anjin LLC, executed on March 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, Commonwealth of Massachusetts on the 16th day of April, 2013.

DUNKIN' BRANDS GROUP, INC.
By:	/s/ Nigel Travis
Nigel Travis
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nigel Travis Nigel Travis	Chief Executive Officer and Director (Principal Executive Officer)	April 16, 2013
_____*_____ Paul Carbone	Chief Financial Officer (Principal Financial and Accounting Officer)	April 16, 2013
_____*_____ Jon Luther	Director	April 16, 2013
_____*_____ Raul Alvarez	Director	April 16, 2013
_____*_____ Anthony DiNovi	Director	April 16, 2013
_____*_____ Michael Hines	Director	April 16, 2013
_____*_____ Sandra Horbach	Director	April 16, 2013
_____*_____ Mark Nunnelly	Director	April 16, 2013
_____*_____ Joseph Uva	Director	April 16, 2013

*By: /s/ Richard Emmett
Richard Emmett
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Dunkin' Brands, Inc. 401(k) Retirement Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, Commonwealth of Massachusetts on the 16th day of April, 2013.

DUNKIN' BRANDS, INC. 401(k) RETIREMENT PLAN
By:	/s/ Edward Manley

INDEX OF EXHIBITS

Exhibit
Number	Description

23.2	Consent of Deloitte Anjin LLC.
24.1	Power of Attorney (previously filed as Exhibit 24.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission by the Registrant on March 29, 2013).